Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of NCI Building Systems Inc. (the “Company”) for the period ended November 3, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Norman C. Chambers, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	I have reviewed this Report of NCI Building Systems, Inc.;
2.	This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
3.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 23, 2013

/s/ Norman C. Chambers
Norman C. Chambers
Chairman of the Board,
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to NCI Building Systems, Inc. and will be retained by NCI Building Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

These Certifications shall not be deemed to be “filed” or part of the Report or incorporated by reference into any of the registrant’s filings with the Securities and Exchange Commission by implication or by any reference in any such filing to the Report.